EXHIBIT 1

                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(f)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to securities held by each of them in Xechem, Inc.

Dated:  August 8, 1997



                                            /s/ JAI GUPTA
                                            ----------------------------
                                                Jai Gupta


                                            /s/ SHASHI GUPTA
                                            ----------------------------
                                                Shashi Gupta


                                            EER SYSTEMS. INC.


                                            By: /s/ JAI GUPTA
                                                ------------------------
                                                    Jai Gupta, President


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